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                                                                     EXHIBIT 1.2


                         CONTROLLED EQUITY OFFERING(SM)

                                 SALES AGREEMENT



August 26, 2004

CANTOR FITZGERALD & CO.
135 East 57th Street
New York, NY 10022

Dear Sirs/Ladies:

         Equity Inns, Inc., a Tennessee corporation (the "Company"), confirms its agreement (this "Agreement") with Cantor Fitzgerald & Co. ("CF&Co"), as follows:

    1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, up to 4,300,000 shares (the "Shares") of the Company's common stock, $0.01 par value ("Common Stock"); provided, however, that with respect to "at the market" offerings (as defined in Section 3 hereof), the aggregate gross proceeds from shares issued and sold shall not exceed $40,000,000. The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

    2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will, prior to 4:30 p.m., Central time, on the Business Day next following the Business Day that the notice is received by CF&Co, issue to the Company a written notice (a "Placement Notice"), the form of which is attached hereto as Schedule 1, setting forth the terms that CF&Co is willing to accept, including without limitation the number of Shares ("Placement Shares") to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Shares hereunder (as principal, agent or both). The amount of commission, discount or other compensation, other than any expense reimbursement arising pursuant to Section 7(h) hereunder, to be paid by the Company to CF&Co shall be three percent (3%) of the sales price for the Shares. The terms set forth in a Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"), the form of which


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is attached hereto as Schedule 2; provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined below) next following the Business Day on which such Placement Notice is received by the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

    3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. CF&Co may sell Placement Shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 of the Securities Act of 1933, as amended (the "Act"), including without limitation sales made directly on the New York Stock Exchange (the "Exchange"), on any other existing trading market for the Common Stock or to or through a market maker. CF&Co may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and
(ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day" means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

    4. Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 3 attached hereto, as such Schedule may be amended from time to time. CF&Co agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 3 attached hereto.




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    5. Settlement.

         (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

         (b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares of Common Stock in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses of external counsel), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

    6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, CF&Co that:

         (a) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act (as hereinafter defined) and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the "Commission Documents") for at least two (2) years, and all of such filings have been made on a timely basis. The Common Stock is currently listed on the Exchange under the trading symbol "ENN". The Company meets the requirements of Form S-3 under the Act and the rules and regulations thereunder ("Rules and Regulations"), including but not limited to the transactions requirements for a primary offering. The Company has filed a registration statement on Form S-3 (Registration Statement No. 333-1117421) with respect to an aggregate of $300,000,000 of securities of the Company, including the Shares to be offered through CF&Co under a separate prospectus naming CF&Co as an underwriter (as amended or supplemented, the "Registration Statement"). The Registration Statement, including the form of prospectus in the Registration Statement relating specifically to the Shares to be offered through CF&Co (the "CF&Co Prospectus"), was prepared by the Company and its counsel in conformity with the requirements of the Act and the Rules and Regulations. The CF&Co Prospectus, together with any amendment thereto and all documents incorporated therein by reference, are referred to herein as the "Prospectus". Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company, and the Company will use its





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commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of all filings made by the Company under the Act and all Commission Documents that were filed with the Commission on or two years prior to the date of this Agreement have either been delivered to CF&Co or made available to CF&Co on the Commission's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto (the "Disclosure Documents"), when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in any such document.



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

         (d) The financial statements of the Company incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the Company for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and consummate the transactions contemplated hereunder (collectively, a "Material Adverse Effect").

         (f) Each of the subsidiaries of the Company listed on Schedule 4 hereto (collectively, the "Subsidiaries", and each, individually, a "Subsidiary") has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation, has corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a Material Adverse Effect. Except as set forth on Schedule 4 hereto, the Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, association or other entity and the Company's ownership percentage of each Subsidiary is set forth on Schedule 4 hereto.

         (g) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and the improvements located thereon owned by it, including with respect to the 99 hotels owned by them (the "Hotels"), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects (collectively, "Encumbrances") except such as (i) are described in the Prospectus, (ii) which do not materially and adversely interfere with the Company's or any Subsidiary's use of the Hotels,
(iii) were entered into in connection with the financings described in the Company's financial statements incorporated by reference in the Registration Statement and Prospectus (the "Financings"), or (iv) are reflected in the title insurance policies relating to such properties. The leases under which the Company or any of its Subsidiaries leases real property as lessee (the "Leases") are valid, subsisting and enforceable




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leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property, by the Company or any such Subsidiary. The Leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material claim asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the Leases or affecting the right to the continued possession of the leased property. Except with respect to liens relating to the Financings, the Company and its Subsidiaries have good title to all personal property owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Except as disclosed in the Registration Statement, no person has an option or right of first refusal to purchase all or part of any Hotel or any interest therein. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels) and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect. The Company does not have knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a Material Adverse Effect.

         (h) The Company's authorized capital stock is as disclosed in the Prospectus. As of the date hereof, the Company has 45,450,780 shares of Common Stock issued and outstanding and 3,450,000 shares of 8.75% Series B Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

         (i) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Section 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements under the applicable state securities or Blue Sky laws.

         (j) The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances and will be issued in compliance with all applicable federal and state securities laws; the capital stock of the Company, including the Placement Shares, conforms to the description thereof contained in the Prospectus. Neither the shareholders of the Company nor any other person or entity has any statutory or other preemptive rights or rights of participation or first refusal with respect to the Placement Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company other than pursuant to (i) the Company's stock incentive plans and (ii) the registration of shares issuable in connection



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with the redemption of units of partnership interest pursuant to the Second
Amended and Restated Agreement of Limited Partnership of Equity Inns Partnership, L.P., or as otherwise disclosed in the Prospectus, and no person or entity has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Placement Shares other than pursuant to (i) the Company's stock incentive plans and (ii) the registration of shares issuable in connection with the redemption of units of partnership interest pursuant to the Second Amended and Restated Agreement of Limited Partnership of Equity Inns Partnership, L.P., or as otherwise disclosed in the Prospectus.

         (k) None of the Company or any of its Subsidiaries has sustained, since December 31, 2003, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, shares of beneficial interests or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company or any of its Subsidiaries, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective Material Adverse Effect, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries which is material to the business or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock, shares of beneficial interest or partnership interests, as applicable, of the Company or any of its Subsidiaries except as set forth in the Registration Statement, or (v) any transaction that is material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement or the Prospectus.

         (l) There is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would have a Material Adverse Effect or which could adversely affect the consummation of the transactions contemplated by this Agreement.

         (m) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of the Company, there are no statutes or regulations applicable to the Company or any of its Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement or the



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Prospectus which have not been so disclosed and properly described therein. All agreements, if any, between the Company or any of its Subsidiaries and third parties expressly referenced in the Prospectus or attached as exhibits to the Registration Statement are legal, valid and binding obligations of the Company or such Subsidiary, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors, rights and by general equitable principles.

         (n) The Company has full corporate right, power and authority to enter into this Agreement, to issue, sell and deliver the Placement Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (o) Neither the Company nor any of its Subsidiaries is in violation of its respective charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, or limited liability company certificate of formation or operating agreement, as the case may be, and with respect to the Company and each of its Subsidiaries and, to the Company's knowledge, with respect to each other party thereto, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any such entity or any of its properties is subject, except as may be properly described in the Prospectus or such as in the aggregate do not now have or will not in the future have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a Material Adverse Effect.

         (p) Neither the issuance, sale and delivery by the Company of the Placement Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, or limited liability company certificate of formation or operating agreement, as the case may be, of the Company or any of its Subsidiaries; any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which they, any of them, any of their respective properties or other assets or any Hotel is subject; or, to the Company's knowledge, any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their

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respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

           The Company and its Subsidiaries own, possess or have obtained all material permits, licenses, franchises (including the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, except where the failure to so obtain governmental licenses, franchises, certificates, consents, orders, approvals or other authorizations would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations. No consent, approval, authorization, permit, or order of, or filing with, any federal or state court or governmental agency or body is required for the issue and sale of the Placement Shares and the consummation by the Company of the transactions contemplated by this Agreement, except the filing with the Commission of the Registration Statement (including the Prospectus) and amendments and supplements to the Registration Statement and Prospectus related to the issue and sale of the Placement Shares and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required under state securities or Blue Sky laws or real estate syndication laws or by the National Association of Securities Dealers, Inc. in connection with the purchase and/or distribution of the Shares by CF&Co.

         (q) Each of the Company and the Subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) adequate for the conduct of its respective business and with responsible insurance companies against such risks of the types and in the amounts customarily maintained by companies of comparable size to the Company or such Subsidiary, as the case may be, conducting the same type of business as the Company or such Subsidiary, as the case may be (which may include self-insurance in comparable form to that maintained by such responsible companies); neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect.

         (r) Except as otherwise disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of its Subsidiaries, including the Hotels (the "Real Property") except as in material compliance with applicable laws; except as otherwise disclosed in the Prospectus, to the knowledge of the Company, the Real Property and the Company's and its Subsidiaries' operations with respect to

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the Real Property are in compliance in all material respects with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and its Subsidiaries have, and are in compliance with, all material licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (i) alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; (ii) alleges that the Company or any of its Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or (iv) alleges that the Company or any of its Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

         (s) Each of the Company and its Subsidiaries owns or possesses adequate license or other rights to use all trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and its Subsidiaries to conduct their business now, and as proposed to be conducted or operated as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

         (t) Neither the Company nor any entity that is or was a member of the Company's controlled group (within the meaning of Section 412(n)(6) of The Internal Revenue Code of 1986, as amended (the "Code")) has any direct, contingent or secondary liability under Title IV of The Employee Retirement Income Security Act of 1974 or Section 412 of the Code.

         (u) On each Settlement Date and each Filing Date (as defined in Section 7(m) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement, as if each such representation and warranty were made on and as of such date, and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

         (v) PricewaterhouseCoopers LLP, who have examined and are reporting upon the audited financial statements and schedules of the Company incorporated by reference in the Registration Statement, are, and were during the periods covered by their report incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

         (w) Each of the Company and any Subsidiary (to the extent not consolidated with the Company) has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon, except where the Company or such Subsidiary is contesting such taxes in good faith and has made adequate reserves therefor; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of such entities.

         (x) Each of the Company and its officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Placement Shares, as would result in a violation of Regulation M.

         (y) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code for each of its taxable years ended December 31, 1994 through December 31, 2003, and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. Equity Inns Partnership, L.P. is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

         (z) The Company is not, and will not become as a result of the transactions contemplated hereby, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

         (a) After the date of this Agreement, with regard to the filing of the Registration Statement with the Commission, and until such Registration Statement is declared effective, and during the period in which a prospectus relating to the Shares is required to be delivered by CF&Co under the Act, the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, as soon as reasonably practicable upon CF&Co's reasonable request, any supplements to the CF&Co Prospectus that, in CF&Co's reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by CF&Co (provided, however that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement); and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, or deemed to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered by CF&Co under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify CF&Co to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation (including registration of the Placement Shares in non-U.S. jurisdictions) or to file a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Prospectus and all amendments and supplements to the Prospectus that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Act, in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co's request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

         (f) The Company will furnish to CF&Co for a period of two (2) years from the date of this Agreement such information as reasonably requested by CF&Co regarding the Company or its Subsidiaries.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with Section 11 of this Agreement, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for CF&Co in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, or (vii) filing fees and expenses, if any, of the Commission and the National Association of Securities Dealers, Inc. Corporate Finance Department (including the reasonable fees and expenses of CF&Co's counsel in connection with any such filing).

         (i) The Company will use the Net Proceeds as described in the Prospectus and shall not use such proceeds to make a loan to any employee, officer, director or shareholder of the Company (other than loans made to new employees as a condition of employment) (regardless of whether such loan was authorized by the Company's Board of Directors prior to the date hereof).

         (j) Without the written consent of CF&Co, which consent shall not be unreasonably withheld, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement), or securities convertible into or exchangeable or exercisable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the date on which any Acceptance of a Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company now in effect, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding including, without limitation, units of limited partnership interest in Equity Inns Partnership, L.P.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any certificate or letter provided to CF&Co pursuant to this Agreement.

         (l) The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the

Company shall be required to make available documents and senior corporate officers only (i) at the Company's principal offices and (ii) during the Company's ordinary business hours.

         (m) The Company agrees that on such dates as the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act (each and every filing under Rule 424(b), a "Filing Date") disclosing all information required by the Rules and Regulations to be set forth therein and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

         (n) On the date of the first Settlement Date under this Agreement and on the next Business Day following the first day of each month during the term of this Agreement following the date of the first Settlement Date under this Agreement, the Company shall furnish or cause to be furnished to CF&Co forthwith a certificate dated the date of the first Settlement Date under this Agreement or next Business Day following the first day of each month during the term of this Agreement following the date of the first Settlement Date under this Agreement, as the case may be, substantially in the form attached hereto as
Exhibit 8(g) to the effect that the representations and warranties made by the Company in this Agreement, as modified upon the reasonable request of CF&Co based upon advice of counsel prior to the first Settlement Date, are true and correct on such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) and that the Company has complied with all of the obligations to be performed by it at or prior to such date under this Agreement.

         (o) On the date of the first Settlement Date under this Agreement and each time that there is filed with the Commission the Company's Annual Report on Form 10-K, the Company shall furnish or cause to be furnished forthwith to CF&Co and to counsel to CF&Co a written opinion of Hunton & Williams LLP, counsel to the Company ("Company Counsel"), or other counsel satisfactory to CF&Co, dated the date of the first Settlement Date under this Agreement or the date of filing with the Commission of such Annual Report on Form 10-K, as the case may be, in form and substance satisfactory to CF&Co and its counsel, in substantially the forms attached hereto as Exhibit 8(e)(1) (for the first Settlement Date), and
Exhibit 8(e)(2) (for subsequent dates), but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.

         (p) On the date of the first Settlement Date under this Agreement and each time that there is filed with the Commission the Company's Annual Report on Form 10-K, the Company shall cause its independent accountants reasonably satisfactory to CF&Co, forthwith to furnish CF&Co letters (the "Comfort Letters"), dated the date of the first Settlement Date under this Agreement or the date of filing with the Commission of such Annual Report on Form 10-K, as the case may be, in form and substance satisfactory to CF&Co, (A) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (C) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (q) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than CF&Co. The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co. may engage in sales of Placement Shares purchased or deemed purchased from the Company as a "riskless principal" or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

    8. Conditions to CF&Co's Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, as modified upon the reasonable request of CF&Co based upon advice of counsel prior to the first Settlement Date, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

         (a) The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

         (b) None of the following events shall have occurred and be continuing:
(i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co's opinion is material, or omits to state a fact that in CF&Co's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (d) Except as contemplated in the Prospectus, or disclosed in the Disclosure Documents filed with the Commission prior to the date of this Agreement, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock, shares of beneficial interests, limited liability company interests or limited partnership interests, as applicable, of the Company and its Subsidiaries, or any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities, the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

         (e) CF&Co shall have received the opinion of Company Counsel required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

         (f) CF&Co shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

         (g) CF&Co shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

         (h) The Placement Shares shall have been duly listed, subject to notice of issuance, on the Exchange, and trading in the Common Stock shall not have been suspended on such market.

         (i) On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company shall have furnished to CF&Co such appropriate further information and documents as CF&Co may reasonably request. All such opinions, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

         (j) There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

    9. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a "CF&Co Affiliate") from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Company by CF&Co expressly stating that such information is intended for inclusion in any document described in clause (a)(i) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) CF&Co agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a "Company Affiliate") against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information and relating to CF&Co furnished to the Company by CF&Co expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than CF&Co, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and CF&Co, on the other hand. The relative benefits received by the Company, on the one hand, and CF&Co, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of Placement Shares (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other hand, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this
Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 9(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

    10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons),
(ii) delivery and acceptance of the Placement Shares and payment therefor or
(iii) any termination of this Agreement.

    11. Termination.

         (a) CF&Co shall have the right by giving twenty (20) days' notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to perform its obligations under this Agreement or any Placement Notice, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, or (iii) any other condition of CF&Co's obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(f), 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section 11(a), CF&Co shall provide the required notice as specified herein.

         (b) The Company shall have the right, by giving twenty (20) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(f), 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.

         (c) CF&Co shall have the right, by giving twenty (20) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(f), 7(h), 9, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 11(a), (b) or (c) above or otherwise by mutual agreement of the parties in writing; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 7(f), 7(h), 9, 10, 16 and 17 shall remain in full force and effect.

         (e) Subject to the provisions of this Section 11, any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement in effect prior to termination.

    12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 135 East 57 Street, New York, New York 10022, fax no. (212) 829-4972, Attention: ITD-Investment Banking, with a copy to Stephen Merkel, General Counsel at the same address, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, fax no. (212) 309-6001, Attention:
Christopher T. Jensen; or if sent to the Company, shall be delivered to 7700 Wolf River Boulevard, Germantown, Tennessee, 38138, fax no. (901) 754-2374,
Attention: Howard A. Silver, with a copy to J. Mitchell Collins at the same address, fax no. (901) 754-2374. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the Exchange and commercial banks in the city of New York are open for business.

    13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in
Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed), provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company's consent.

    14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

    15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Acceptances issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

    17. Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

    18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

         If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

                                   Very truly yours,

                                   EQUITY INNS, INC.


                                   By: /s/ J. Mitchell Collins
                                       -------------------------------------
                                       J. Mitchell Collins
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                                   ACCEPTED AS OF THE DATE
                                   FIRST-ABOVE WRITTEN:

                                   CANTOR FITZGERALD & CO.


                                   By: /s/ Stephen Merkel
                                       -------------------------------------
                                       Stephen Merkel
                                       Executive Managing Director &
                                       General Counsel



          Signature Page To Controlled Equity Offering Sales Agreement

                                                                      SCHEDULE 1



                             CANTOR FITZGERALD & CO.
                               135 EAST 57 STREET
                            NEW YORK, NEW YORK 10022

Date

[SENIOR EXECUTIVE]
Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, TN  38138


VIA FACSIMILE

                            FORM OF PLACEMENT NOTICE

Dear _________:

This confirms our agreement to sell up to 4,300,000 shares of Common Stock, par value $0.01 per share, of Equity Inns, Inc., a Tennessee corporation (the "Company"), pursuant to the CONTROLLED EQUITY OFFERING(SM) Sales Agreement executed between the Company and Cantor Fitzgerald & Co. ("CF&Co.") on August 26, 2004 (the "Agreement"). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.


Number of Shares to be Sold:
                                       -----------------------------------------

Minimum Price Per Share at which
Shares may be Sold:
                                       -----------------------------------------

Date(s) on which Shares may be Sold:
                                       -----------------------------------------

Underwriting Discount/Commission
Per Share:
                                       -----------------------------------------

Manner and capacity in which Shares
are to be Sold:
                                       -----------------------------------------


By executing this draw down notice, the parties agree to comply with the aforementioned agreements, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day following the Business Day on which such Placement Notice is received by the Company. In the event of a conflict between the terms of the Agreement and the terms of a Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by CF&Co. Subject to the terms and conditions of the Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of this Placement Notice.

CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the discounts, commissions and other compensation payable by the Company to CF&Co with respect to such sales and the Net Proceeds (as defined below) payable to the Company.

The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares. For the purposes hereof, "Trading Day" means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 3 to the Agreement and no notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 3 to the Agreement, as such Schedule may be amended from time to time.

Settlement of Placement Shares. Unless otherwise specified herein, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Shares were sold, after deduction for (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company pursuant to

Section 2 of the Agreement and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares of Common Stock in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) of the Agreement, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses of external counsel), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

Very truly yours,

CANTOR FITZGERALD & CO


By:
    ----------------------------
    [Insert name]
    [Insert title]

                                                                      SCHEDULE 2



                                EQUITY INNS, INC.
                            7700 WOLF RIVER BOULEVARD
                              GERMANTOWN, TN 38138

Date

[SENIOR EXECUTIVE]
Cantor Fitzgerald & Co.
135 East 57 Street
New York, New York 10022

VIA FACSIMILE

                               FORM OF ACCEPTANCE

This confirms our acceptance of the Placement Notice received by us on ___________, 200_ (the "Placement Notice") to sell up to ___________ shares of our Common Stock, par value $0.01 per share, pursuant to the CONTROLLED EQUITY OFFERING(SM) Sales Agreement executed between the Company and Cantor Fitzgerald & Co. ("CF&Co.") on August 26, 2004 (the "Agreement"). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct on the date hereof as if made on the date hereof, (ii) the Board of Directors or a duly appointed committee thereof has approved the general terms and conditions of the Placement Notice, (iii) the Company is in full compliance with its obligations under the Agreement and (iv) all of the conditions precedent to the consummations of the sales contemplated by the Placement Notice have been satisfied. The undersigned undertakes to promptly notify CF&Co in the event that the above certification shall cease to be true and correct during any period in which sales may be made under the Placement Notice.

ACCEPTED as of the date first-above written:

EQUITY INNS, INC.


By:
    ------------------------------
    [Insert name]
    [Insert title]

                                                                      SCHEDULE 3



NOTICES TO CANTOR FITZGERALD & CO.

Phil Marber

Marc J. Blazer

Jeff Lumby

Patrice McNicoll

NOTICES TO EQUITY INNS, INC.

Phillip H. McNeill, Sr.

Howard A. Silver

J. Mitchell Collins

                                                                      SCHEDULE 4



                           SUBSIDIARIES OF THE COMPANY



                                                     JURISDICTION OF
                                                     INCORPORATION/
NAME                                                 ORGANIZATION                   OWNERSHIP PERCENTAGE
----                                                 ------------                   --------------------
Equity Inns Trust (the "Trust")                      Maryland                       100% owned by Equity
                                                                                    Inns, Inc. (the "REIT")
Equity Inns Services, Inc. ("Services")              Tennessee                      100% owned by the REIT
Equity Inns TRS Holdings, Inc. ("TRS                 Tennessee                      100% owned by the
Holdings")                                                                          Partnership
Equity Inns Partnership, L.P. (the                   Tennessee                      Approximately 97.31%
GP "Partnership")                                                                   interest held by the Trust;
                                                                                    approximately 2.69% LP
                                                                                    interest held by various
                                                                                    limited partners
Equity Inns Partnership II, L.P.                     Tennessee                      1% GP interest held by
                                                                                    the Trust; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
Equity Inns/West Virginia Partnership, L.P.          Tennessee                      1% GP interest held by
                                                                                    Services; 99% LP interest
                                                                                    held by the Partnership
EQI Financing Corporation                            Tennessee                      100% owned by the Trust
EQI Financing Partnership I, L.P.                    Tennessee                      Approximately 1% GP
                                                                                    interest held by EQI
                                                                                    Financing Corporation;
                                                                                    approximately 99%
                                                                                    LP interest held by
                                                                                    the Partnership
EQI Financing Corporation II                         Tennessee                      100% owned by the Trust
EQI Financing Partnership II, L.P.                   Tennessee                      1% GP interest held by
                                                                                    EQI Financing
                                                                                    Corporation II;  99%
                                                                                    LP interest held by
                                                                                    the Partnership

                                                     JURISDICTION OF
                                                     INCORPORATION/
NAME                                                 ORGANIZATION                   OWNERSHIP PERCENTAGE
----                                                 ------------                   --------------------
EQI/WV Financing Partnership, L.P.                   Tennessee                      1% GP interest held by
                                                                                    EQI Financing
                                                                                    Corporation II; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI Financing Corporation III                       Tennessee                      100% owned by the
                                                                                    Trust
 EQI Financing Partnership III, L.P.                 Tennessee                      1% GP interest held by
                                                                                    EQI Financing
                                                                                    Corporation III; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI Financing Corporation IV                        Tennessee                      100% owned by the
                                                                                    Trust
 EQI Financing Partnership IV, L.P.                  Tennessee                      1% GP interest held by
                                                                                    EQI Financing
                                                                                    Corporation IV; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI Financing Corporation V                         Tennessee                      100% owned by the
                                                                                    Trust
 EQI Financing Partnership V, L.P.                   Tennessee                      1% GP interest held by
                                                                                    EQI Financing
                                                                                    Corporation V; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI/WV Financing Corporation                        Tennessee                      100% owned by the
                                                                                    Trust
 EQI/WV Financing Partnership II, L.P.               Tennessee                      1% GP interest held by
                                                                                    EQI/WV Financing
                                                                                    Corporation; 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 E. Inns Orlando, Inc.                               Tennessee                      100% owned by Services
 E.I.P. Orlando, L.P.                                Tennessee                      1% GP interest held by
                                                                                    E. Inns Orlando, Inc.; 99%
                                                                                    LP interest held by the
                                                                                    Partnership


                                                     JURISDICTION OF
                                                     INCORPORATION/
 NAME                                                ORGANIZATION                   OWNERSHIP PERCENTAGE
 ----                                                ------------                   --------------------
 ENN Leasing Company, Inc.                           Tennessee                      100% owned by TRS
                                                                                    Holdings
 ENN Leasing Company I, L.L.C.                       Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Leasing Company II, L.L.C.                      Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Leasing Company III, L.L.C.                     Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Leasing Company IV, L.L.C.                      Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Leasing Company V, L.L.C.                       Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN KS, Inc.                                        Kansas                         100% owned by TRS
                                                                                    Holdings
 ENN Gainesville, L.L.C.                             Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Tampa, L.L.C.                                   Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Tallahassee, L.L.C.                             Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Asheville, L.L.C.                               Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN Savannah, L.L.C.                                Delaware                       100% owned by TRS
                                                                                    Holdings
 ENN TRS, Inc.                                       Tennessee                      100% owned by TRS
                                                                                    Holdings
 ENN TN, L.L.C.                                      Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 ENN TN I, LLC                                       Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 ENN TN II, LLC                                      Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 ENN TN IV, LLC                                      Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 ENN TN V, LLC                                       Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.

                                                     JURISDICTION OF
                                                     INCORPORATION/
 NAME                                                ORGANIZATION                   OWNERSHIP PERCENTAGE
 ----                                                ------------                   --------------------
 ENN Knoxville, L.L.C.                               Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 ENN Chattanooga, LLC                                Delaware                       99% owned by TRS
                                                                                    Holdings, 1% owned by
                                                                                    ENN TRS, Inc.
 EQI FL Corporation                                  Tennessee                      100% owned by the Trust
 EQI Tallahassee, L.P.                               Tennessee                      1% GP interest held by EQI
                                                                                    FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI Athens, L.P.                                    Tennessee                      1% GP interest held by EQI
                                                                                    FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 EQI Gainesville, L.P.                               Tennessee                      1% GP interest held by EQI
                                                                                    FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Gainesville,                Georgia                        1% GP interest held by EQI
 Florida, L.P.                                                                      FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Tallahassee,                Georgia                        1% GP interest held by EQI
 Florida #3, L.P.                                                                   FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Sabal Park,                 Georgia                        1% GP interest held by EQI
 Florida, L.P.                                                                      FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Tallahassee,                Georgia                        1% GP interest held by EQI
 Florida, L.P.                                                                      FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Asheville,                  Georgia                        1% GP interest held by EQI
 North Carolina, L.P.                                                               FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership

                                                     JURISDICTION OF
                                                     INCORPORATION/
 NAME                                                ORGANIZATION                   OWNERSHIP PERCENTAGE
 ----                                                ------------                   --------------------
 McKibbon Hotel Group of Chattanooga,                Georgia                        1% GP interest held by EQI
 Tennessee, L.P.                                                                    FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Knoxville,                  Georgia                        1% GP interest held by EQI
 Tennessee #2, L.P.                                                                 FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership
 McKibbon Hotel Group of Savannah,                   Georgia                        1% GP interest held by EQI
 Georgia, L.P.                                                                      FL Corporation, 99% LP
                                                                                    interest held by the
                                                                                    Partnership

                                                                    EXHIBIT 8(G)



                               OFFICER CERTIFICATE


         The undersigned, the duly qualified and elected [Chairman, President and Chief Executive Officer], of ________________ ("Company"), a _________ corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Sales Agreement dated August 26, 2004 (the "Sales Agreement") between the Company and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned.

         (i) the representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof, except that with regard to paragraph 6(h), the Company has _____ shares of Common Stock issued and outstanding and _____ shares of 8.75% Series B Preferred Stock issued and outstanding as of the date hereof; and

         (ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.






                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


Date:
     -------------------------------